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                                                                      Exhibit 25

                                       FORM T-1
                    ==============================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                  __________________

                               STATEMENT OF ELIGIBILITY
                       UNDER THE TRUST INDENTURE ACT OF 1939 OF
                      A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                  __________________

                         CHECK IF AN APPLICATION TO DETERMINE
                         ELIGIBILITY OF A TRUSTEE PURSUANT TO
                              SECTION 305(B)(2) _______
                                  __________________

                       UNITED STATES TRUST COMPANY OF NEW YORK
                 (Exact name of trustee as specified in its charter)


              New York                               13-3818954
    (Jurisdiction of incorporation                (I.R.S. employer
    if not a U.S. national bank)                 identification No.)


    114 West 47th Street                             10036-1532
        New York, NY                                 (Zip Code)
    (Address of principal
      executive offices)
                                  __________________

                                  CFP HOLDINGS, INC.
                 (Exact name of obligor as specified in its charter)

               Delaware                              95-4413619
    (State or other jurisdiction of               (I.R.S. employer
    incorporation or organization)               identification No.)

         1117 West Olympic Blvd
             Montebello, CA                             90640
  (Address of principal executive offices)            (Zip Code)
                                  __________________
                  11-5/8% Series B Senior Guaranteed Notes Due 2004
                         (Title of the indenture securities)

                    ==============================================


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                                        - 2 -


                                       GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

               Federal Reserve Bank of New York (2nd District), New York, New
               York
                    (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

     (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     CFP Holdings, Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1     --   Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.


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                                        - 3 -


16.  LIST OF EXHIBITS
     (CONT'D)

     T-1.4     --   The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

     T-1.6     --   The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of March 10, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                  __________________

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 10th day of March, 1997.

UNITED STATES TRUST COMPANY
     OF NEW YORK, Trustee

By:  /s/ Cynthia Chaney
     -------------------------
     Assistant Vice President


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          The consent of the trustee required by Section 321(b) of the Act.

                       United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY  10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
     OF NEW YORK


     ___________________________
By:  /S/Gerard F. Ganey
     Senior Vice President


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                       UNITED STATES TRUST COMPANY OF NEW YORK
                         CONSOLIDATED STATEMENT OF CONDITION
                                  SEPTEMBER 30, 1996
                                    (IN THOUSANDS)

ASSETS
Cash and Due from Banks                                          $   38,257

Short-Term Investments                                               82,377

Securities, Available for Sale                                      861,975

Loans                                                             1,404,930
Less:  Allowance for Credit Losses                                   13,048
                                                                 ----------
     Net Loans                                                    1,391,882
Premises and Equipment                                               60,012
Other Assets                                                        133,673
                                                                 ----------
     TOTAL ASSETS                                                $2,568,176
                                                                 ==========
LIABILITIES
Deposits:
     Non-Interest Bearing                                        $  466,849
     Interest Bearing                                             1,433,894
                                                                 ----------
       Total Deposits                                             1,900,743

Short-Term Credit Facilities                                        369,045
Accounts Payable and Accrued Liabilities                            143,604
                                                                 ----------
     TOTAL LIABILITIES                                           $2,413,392
                                                                 ==========

STOCKHOLDER'S EQUITY
Common Stock                                                         14,995
Capital Surplus                                                      42,394
Retained Earnings                                                    98,402
Unrealized Gains (Losses) on Securities
  Available for Sale, Net of Taxes                                   (1,007)
                                                                 ----------
TOTAL STOCKHOLDER'S EQUITY                                          154,784
                                                                 ----------
  TOTAL LIABILITIES AND
  STOCKHOLDER'S EQUITY                                           $2,568,176
                                                                 ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

October 24, 1996